UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Millrose Properties, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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600 Brickell Avenue, Suite 1400 Miami, Florida 33131

Notice of Annual Meeting of Stockholders
Date:
May 18, 2026
Time:
8:30 a.m. Eastern Time
Place:
600 Brickell Ave.
Conference Center
Miami, FL 33131

YOUR VOTE IS
IMPORTANT TO US.
Whether or not you plan to attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend on May 18, 2026.
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Millrose Properties, Inc., to be held on May 18, 2026 at 8:30 a.m. Eastern Time at 600 Brickell Ave., Conference Center, Miami FL 33131 (the “Annual Meeting”).
The Notice of the Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the Annual Meeting, you will be asked to:

Elect five individuals to serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualify; and
Consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Our board of directors unanimously recommends that you vote for each of the five nominees listed in this proxy statement and for the ratification of the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2026.
Sincerely yours,
/s/ Carlos A. Migoya
Carlos A. Migoya
Chair
April 2, 2026

To the Stockholders of Millrose Properties, Inc.:
NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Millrose Properties, Inc., a Maryland corporation (the “Company”), will be held on May 18, 2026 at 8:30 a.m. Eastern Time at 600 Brickell Ave., Conference Center, Miami FL 33131 (the “Annual Meeting”). The Annual Meeting is held for the following purposes:

To elect five individuals to serve as directors of the Company until the 2027 annual meeting of stockholders and until their successors are duly elected and qualify;
To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on March 23, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Important notice regarding the availability of proxy materials for the Annual Meeting. On or about April 2, 2026, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access the proxy statement and 2025 annual report to stockholders and authorize a proxy to vote electronically via the internet or by telephone. The Notice and Access card also contains instructions as to how stockholders can receive a paper copy of the proxy materials and authorize a proxy to vote by mail. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2025, are available, free of charge, at www.proxyvote.com.
Stockholders are requested to promptly authorize a proxy over the internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of the Company. You may authorize a proxy over the internet or by telephone by following the instructions in the proxy card. You may execute the proxy card using the methods described in the proxy card. Authorizing a proxy is important to ensure a quorum at the Annual Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.
By Order of the Board of Directors,
/s/ Rachel Presa
Rachel Presa
General Counsel and Secretary
April 2, 2026

Each of the terms “Millrose,” the “Company,” “we,” “our,” “us” and “our” refers to Millrose Properties, Inc. and its subsidiaries (unless context otherwise requires). The term “Manager” or “KL” refers to Kennedy Lewis Land and Residential Advisors LLC, the external manager of the Company and an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC (“Kennedy Lewis”), an institutional alternative investment firm.
We intend to elect to be treated as a Real Estate Investment Trust (“REIT”) for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2025. Millrose Properties, Inc. is a holding company whose operations are conducted primarily through MPH Parent, LLC (“MPH Parent”), a Delaware limited liability company and wholly owned operating subsidiary of Millrose, and other subsidiaries, including Millrose Properties Holdings, LLC (“Millrose Holdings”), a Delaware limited liability company and wholly owned operating subsidiary of MPH Parent. Millrose and MPH Parent made a joint election to treat MPH Parent as taxable REIT subsidiaries (“TRS”) of Millrose. Accordingly, MPH Parent will be subject to full entity-level taxation in connection with its business operations. Similarly, we expect that our other TRSs will be taxable business entities.

Proxy Statement
General Information about the Annual Meeting and Voting
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Millrose Properties, Inc. for exercise at our Annual Meeting of Stockholders to be held on May 18, 2026 at 8:30 a.m. Eastern Time at 600 Brickell Ave., Conference Center, Miami FL 33131 and any adjournments or postponements thereof (the “Annual Meeting”). On or about April 2, 2026, the Company will mail to stockholders the Notice and Access card, containing instructions on how to access the proxy statement and 2025 annual report to stockholders and authorize a proxy to vote electronically via the internet or by telephone.
Where and when will the Annual Meeting be held?
The Annual Meeting will be held on May 18, 2026 at 8:30 a.m. Eastern Time at 600 Brickell Ave., Conference Center, Miami FL 33131. To vote and/or attend the Annual Meeting, enter your 16-digit control number at www.proxyvote.com and use the “Attend a Meeting” link. You must pre-register to attend the Annual Meeting. Please register to attend the Annual Meeting no later than 11:59 pm Eastern Time on May 17, 2026.
What is this document and why have I received it?
This Proxy Statement and the enclosed proxy card are being furnished to you, as a holder of (i) our Class A common stock, par value $0.01 per share (the “Class A common stock”), and/or (ii) our Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), because the Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting.
What am I voting on?
There are two proposals scheduled to be considered and voted on at the Annual Meeting:
•	the election of five individuals to serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualify; and
•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
What is the required vote for approval of each proposal?
Proposal 1: Election of the five director nominees listed herein. In an uncontested election (an election in which the number of nominees is the same as the number of directors to be elected), the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting is required for the election of each nominee for director. Abstentions and broker “non-votes,” if any, will not affect the outcome of this proposal. Pursuant to our Director Resignation Policy and Corporate Governance Guidelines, if, in an uncontested election, an incumbent nominee for the Board fails to receive the required number of

Millrose Properties, Inc. 1 2026 Proxy Statement

votes for re-election, he or she is required to promptly tender his or her resignation to the Board, which will be effective upon its acceptance by the Board. The five director nominees named in this Proxy Statement are all of the nominees for election to serve as directors and this is an uncontested election.
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. A majority of the votes cast at the Annual Meeting in person or by proxy is required for the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares as follows:
•	FOR the election of each of the five director nominees listed herein; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
Who can vote?
Holders of our Class A common stock and/or Class B common stock at the close of business on March 23, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, 154,183,686 shares of our Class A common stock and 11,819,811 shares of our Class B common stock were outstanding. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes on each matter to be voted upon. Holders of our Class A common stock and Class B common stock have different voting rights but vote together as a single class on the matters to be voted upon at the Annual Meeting.
How do I vote if I am a registered stockholder?
If you are a registered stockholder, you may authorize a proxy to vote your shares in any of the ways described below, or vote in person by attending the Annual Meeting and casting your votes thereat:
•
via the internet by going to the voting website listed on your proxy card and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a control number and security code, which are required to record your voting instructions via the internet;

•
by touch-tone by calling the number listed on the proxy card and following the recorded instructions. You will need the control number and security code included on your proxy card in order to record your voting instructions by telephone; or

•	by mail by marking, signing, dating and returning the enclosed proxy card.
If you authorize a proxy by telephone or internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.
To vote in person, you must attend the Annual Meeting. If you attend the Annual Meeting and submit your vote in person, any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting.
All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the internet to assure the representation of your shares at the Annual Meeting.

Millrose Properties, Inc. 2 2026 Proxy Statement

How do I vote if I hold my shares in “street name”?
If your stock is held in “street name” by a broker, bank or other nominee, that person, as the record holder of your stock, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote such stock, which may include the ability to instruct the voting of your stock by telephone or on the internet.
If your shares are held by a broker, bank or other nominee and you wish to vote while attending the Annual Meeting, you may only vote your shares if you have obtained a “legal proxy” from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of our common stock in more than one account. You should vote via the internet, by telephone or by mail for all stock held in each of your accounts.
How can I authorize a proxy to vote over the internet or by telephone?
To authorize a proxy to vote electronically via the internet, go to the voting website listed on your proxy card and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a control number and security code, which are required to record your voting instructions via the internet.
If you have access to a touch-tone telephone, you may authorize your proxy by dialing the telephone number listed on your proxy card and following the recorded instructions. You will need the control number and security code included on your proxy card in order to record your voting instructions by telephone.
You can authorize a proxy to vote via the internet or by telephone at any time prior to 11:59 p.m. Eastern Time on May 17, 2026, the day before the Annual Meeting.
What if I hold common stock through the Lennar Corporation 401(K) Plan?
If you participate in the Lennar Corporation 401(k) Plan (the “Lennar Plan”) and hold shares of Millrose common stock in your Lennar Plan account as of the record date, you will receive a request for voting instructions from the Lennar Plan trustee, Fidelity Management Trust Company (“Fidelity”) with respect to your plan shares. If you hold Millrose common stock outside of the Lennar Plan, you will vote those shares separately. You are entitled to direct Fidelity how to vote your Lennar Plan shares. If you do not provide voting instructions to Fidelity by 11:59 p.m. Eastern Time on May 13, 2026, the Millrose common stock in your Lennar Plan account will be voted by Fidelity in the same proportion as the shares held by Fidelity for which voting instructions have been received from other participants in the Lennar Plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.
What if I return my proxy but do not mark it to show how I am voting?
If you submit a signed proxy without indicating your vote on any matter, the designated proxies will affirmatively vote to elect all five director nominees as directors and to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
What if other matters come up at the Annual Meeting?
At the date this Proxy Statement went to print, we did not know of any matters properly presented for consideration at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Millrose Properties, Inc. 3 2026 Proxy Statement

Can I change my vote or revoke my proxy after I authorize my proxy?
Yes. You can change your vote by taking any of the following actions:
•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received prior to 11:59 p.m. Eastern Time on May 17, 2026;
•	authorizing a proxy again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on May 17, 2026;
•	sending a written statement revoking your proxy card to our Secretary, provided such statement is received no later than May 17, 2026; or
•	attending the Annual Meeting, revoking your proxy and voting your shares.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.
Proxy revocation notices should be sent to: Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131, Attention: Secretary.
What constitutes a quorum?
We will convene the Annual Meeting if stockholders representing the required quorum of voting power represented by shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the Annual Meeting. The presence, either in person or by proxy, at the Annual Meeting of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Abstentions will also be considered present for the purpose of determining whether we have a quorum.
Who will count the votes?
Votes cast by proxy or in person at the Annual Meeting will be tabulated by an appointed inspector of election.
Where can I find the voting results from the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report to stockholders, which includes our Form 10-K for the fiscal year ended December 31, 2025, and other financial information (the “Annual Report”), primarily via the internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the internet, how to vote, and how to request

Millrose Properties, Inc. 4 2026 Proxy Statement

printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the internet to reduce the costs and environmental impact of our Annual Meeting.
Where can I get more information about Millrose Properties, Inc.?
In connection with this solicitation, we have provided you with our Annual Report that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website at https://millroseproperties.com/.
Who pays for the cost of this proxy solicitation?
The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by our Manager pursuant to the Management Agreement (as defined below). Upon request, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies electronically, by telephone or otherwise. These individuals will not be specially compensated.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our Company.

Millrose Properties, Inc. 5 2026 Proxy Statement

Proposal 1: Election of Directors
At the Annual Meeting, our stockholders are being asked to consider the election of our five directors. Our directors are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our Board currently consists of five directors.
Each director named below has been nominated for election by the Board to serve a one-year term until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualifies. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and us.
We are not aware of any family relationships among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.
A stockholder can vote for, or vote against, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to affirmatively vote such proxy for the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board. Our Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

VOTE
The Board of Directors unanimously recommends that you vote “FOR ALL” of the nominees for election as directors.
Required Vote
The affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting is required for the election of each nominee for director. Abstentions and broker “non-votes,” if any, will not affect the outcome of this proposal. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, he or she is required to promptly tender his or her resignation to the Board.

Millrose Properties, Inc. 6 2026 Proxy Statement

Information about Director Nominees
The following table and biographical descriptions set forth certain information regarding the director nominees, including a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director.

Name	Age*	Position(s)
Carlos A. Migoya	75	Chair of the Board
Patrick J. Bartels	50	Director
Matthew B. Gorson	77	Director
Kathleen B. Lynch	60	Director
M. Alison Mincey	51	Director

*	As of April 2, 2026
Board Composition

Director Skills & Qualifications
Strategy	Risk Management	Finance / Accounting	Real Estate
Governance	Public Company Board	Market Insights	Leadership

Millrose Properties, Inc. 7 2026 Proxy Statement

Carlos A. Migoya Board Member Age: 75 Director Since: 2025
Carlos A. Migoya has served as the Chair of our Board since February 7, 2025. He currently serves as Chief Executive Officer of Jackson Health System, the public health system for Miami-Dade County, which is one of the nation’s largest and most respected public healthcare networks. Prior to joining his current role in May 2011, Mr. Migoya served as City Manager of Miami from 2010 to 2011, managing various budget issues on behalf of the city. Prior to serving as City Manager, Mr. Migoya worked in various roles in the banking industry for more than 35 years, including for Wells Fargo & Company and its predecessors, including Wachovia Corporation and First Union Corporation, retiring as Regional President, North Carolina and Chief Executive Officer, Atlantic Region for Wachovia Corporation.
Mr. Migoya has previously served on the board of directors of Mednax, Inc. (now known as Pediatrix Medical Group, Inc.), a national provider of physician services across 37 states, from 2019 to 2021. Mr. Migoya is also actively involved in several community organizations, including having served as the foundation chairman of Florida International University and as a member of the university’s Dean’s Council and of the College of Business Administration’s principal advisory board. Mr. Migoya currently sits on the boards of Florida Chamber of Commerce, the Florida Hospitals Association and the Safety Net Hospitals Alliance of Florida. Mr. Migoya previously served as a board member of Downtown Miami Charter School, Miami Dade College and the Beacon Council.
Mr. Migoya has several decades of experience working in the financial, banking and healthcare management industries. He brings to the Board skills in strategic planning, management of complex organizations and financial acumen. In Mr. Migoya’s first year as President and Chief Executive Officer of Jackson Health System, he led a transformation that reversed years of significant losses (including an $82 million loss in the prior year) and produced a more than $8 million surplus, as evidenced by his successful campaign for an $830 million plan to renovate, modernize and expand Jackson’s facilities.
Mr. Migoya is also highly experienced in effective advocacy, key stakeholder engagement and oversight of large-scale initiatives. All of these skills and experiences are critical to the initial and ongoing success of a recently listed public company like Millrose.

Millrose Properties, Inc. 8 2026 Proxy Statement

Patrick J. Bartels Board Member Age: 50 Director Since: 2025
Patrick J. Bartels has served on our Board since February 7, 2025 and serves as the Managing Member of Redan Advisors LLC, a firm that provides fiduciary advisory services, including board of director representation and strategic planning for domestic and international public and private business entities. Prior to founding Redan Advisors LLC in 2018, Mr. Bartels served as a senior investment professional for investments in North America, Asia and Europe, including serving as a Managing Principal at Monarch Alternative Capital LP, a private investment firm that focuses primarily on event driven credit opportunities, from 2002 to 2018, and before that as a Research Analyst for high yield investments at Invesco Ltd., an investment management company, where he analyzed primary and secondary debt offerings of companies in various industries. Mr. Bartels began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant.
Mr. Bartels has served on the board of directors of numerous publicly traded companies, including WCI Communities, Inc. from 2009 to 2017, Douglas Elliman Inc. from 2024 to 2025, Arch Resources, Inc. from 2016 to 2023, Pyxus International Inc. from 2023 to present, Trinity Place Holdings Inc. from 2023 to 2024, Noble Corporation from 2021 to 2022, Marblegate Acquisition Corp. from 2022 to 2025, Libbey Inc. in 2022, Monitronics International, Inc. from 2019 to 2023, Parker Drilling Company from 2019 to 2020, Vanguard Natural Resources, Inc. in 2019, View, Inc. in 2024, AgileThought Inc. from 2023 to 2024, Hexion Inc. from 2019 to 2022, Centric Brands Inc. from 2019 to 2022, B. Riley Principal Merger Corp. from 2019 to 2020, B. Riley Principal Merger Corp. II in 2020, FAT Brands Inc. from 2026 to present, Twin Hospitality Group Inc. from 2026 to present, and Nine Energy Service, Inc. from 2026 to present.
Mr. Bartels has more than 25 years of investing and governance experience and has an extensive track record of driving value-added returns for all stakeholders through governance, incentive alignment, cost rationalization, corporate finance, capital markets and mergers and acquisitions. Mr. Bartels is a holder of the Chartered Financial Analyst designation and brings to the Board experience in oversight of the management of a REIT, expertise in financial and accounting matters as a certified public accountant, and industry knowledge of the homebuilding industry from his work as an investment analyst for 20 years.
All of these skills bring significant value to Millrose as a new publicly traded company intending to qualify as a REIT. Mr. Bartels also qualifies as an audit committee financial expert and has experience serving as chair of audit committees on the boards of public and private companies.

Millrose Properties, Inc. 9 2026 Proxy Statement

Matthew B. Gorson Board Member Age: 77 Director Since: 2025
Matthew B. Gorson has served on our Board since February 7, 2025 and serves as Senior Chairman of Greenberg Traurig, LLP, an international multi-practice law firm. Mr. Gorson began his career at Greenberg Traurig in 1973 as the firm’s 14th lawyer, leading all varieties of real estate transactions, as well as playing a key role in revitalizing the urban landscape and changing the skyline of Miami. Prior to his role as Senior Chairman, he served as Greenberg Traurig’s President and Chairman. As a senior partner and former Chair of Greenberg Traurig’s real estate practice, Mr. Gorson was instrumental in developing the firm as one of the nation’s and world’s leading real estate legal advisors.
Mr. Gorson is Founder and past Chairman of the Downtown Miami Charter School. Mr. Gorson currently serves as Chairman Emeritus and a member of the Executive Committee of Big Brothers Big Sisters of Greater Miami, where he previously served two terms as Chairman of the Board. Mr. Gorson also currently serves as a member of the Jackson Health Foundation, the private fundraising arm of Jackson Health System. Mr. Gorson is a former board member and Campaign Chairman of United Way of Miami-Dade and a former board member of the New World Symphony, Greater Miami Chamber of Commerce, the City of Miami Downtown Development Authority, the 11th Judicial Circuit Historical Society, and Friends of the Underline. Mr. Gorson is a Board Emeritus Member of Tulane University and founder of both Mt. Sinai Hospital and Baptist Hospital.
Mr. Gorson has over five decades of demonstrated expertise in the real estate industry and is one of the most in-demand real estate attorneys in South Florida. Mr. Gorson brings to the Board skills in complex real estate transactions and navigating property, real estate development and construction and land use laws and regulations. Mr. Gorson has deep market and industry knowledge and has been a trusted advisor to many of the largest development companies in South Florida, including the Related Group, Swire Pacific Realty, Terra Group, Swerdlow Companies, the Taplin Family, the Soffer Family and Julius and Eddie Trump. He has also worked with the University of Miami and St. Thomas University on real estate issues and served as special counsel to the City of Miami, Miami-Dade County, and the Perez Art Museum of Miami on high-profile projects. Mr. Gorson is a member in good standing of the Florida bar.
Mr. Gorson’s experience in the real estate industry and his established legal expertise is a significant asset to Millrose as a new land banking company entering a competitive market.

Millrose Properties, Inc. 10 2026 Proxy Statement

Kathleen B. Lynch Board Member Age: 60 Director Since: 2025
Kathleen B. Lynch has served on our Board since February 7, 2025. From 2013 to her retirement in 2018, Ms. Lynch served as Group Managing Director and the Chief Operating Officer of UBS Wealth Management Americas and UBS Americas Holding LLC, an intermediate holding company for the U.S. based subsidiaries of UBS Group AG, a global wealth manager and financial services firm. Prior to that, Ms. Lynch served as Chief Operating Officer of Bank of America Merrill Lynch Global Research. For more than 30 years, Ms. Lynch has served in a variety of leadership positions in global markets, investment banking and wealth management.
Ms. Lynch has served on the board of directors of UBS Americas Holding LLC since 2016, where she is a member of the audit & finance committee, cyber & technology committee and the governance, oversight and sustainability committee. Ms. Lynch also serves on the board of Eastman Kodak Corporation, where she is chair of the audit and finance committee. From 2017 to 2022, Ms. Lynch served on the board of directors of The Depository Trust & Clearing Corporation, the premier post-trade market infrastructure for the world’s financial markets.
Ms. Lynch has over three decades of experience in the banking and financial industries. Ms. Lynch brings to the Board extensive skills, leadership and deep expertise in strategy execution and development, risk and talent management and regulatory matters. Her leadership experience is across a diverse set of businesses including wealth management, operations, technology and global markets. She has held global, regional, and business responsibilities throughout her career, overseeing major transformation initiatives, business integration efforts and implementation of digital strategy and platforms.
Ms. Lynch also brings a strong focus on the full spectrum of risk types in crisis management. Ms. Lynch also qualifies as an audit committee financial expert and has experience serving as chair of an audit committee of a public company board.

Millrose Properties, Inc. 11 2026 Proxy Statement

M. Alison Mincey Board Member Age: 51 Director Since: 2025
M. Alison Mincey has served on our Board since February 7, 2025 and is Senior Vice President and Chief Human Resources Officer at the University of Miami Health System, where she is responsible for strategic human resources initiatives, practices, tactical workforce plans, and overall operations that support patient care, research, and academic objectives across the enterprise of the University of Miami, the Health System, and the Miller School of Medicine. Prior to joining the University of Miami Health System in 2022, Ms. Mincey served in various leadership roles at The Ohio State University Wexner Medical Center from 2014 to 2022, most recently as Senior Associate Vice President, Human Resources, where she provided strategic advice on all aspects of human resources, including employee and labor relations, talent acquisition, faculty/physician recruitment, talent management, information technology and compensation/ benefits, including physician compensation. Prior to joining The Ohio State University, as a licensed attorney, Ms. Mincey worked as Managing Counsel from 2007 to 2014 at Mutual Nationwide Insurance Company, a U.S. insurance and financial services company, where she was responsible for legal support and governance oversight of the company’s human resources organization.
Ms. Mincey currently serves on the board of directors of United Way Miami (formerly known as United Way of Miami-Dade) and has previously served as a member of the Franklin County, Ohio Workforce Development Board.
Ms. Mincey has 20+ years of human resource management experience within the higher education and academic health care setting. Ms. Mincey is a notable leader in the field and brings to the board skills in the areas of talent acquisition, training and leadership development, organizational culture, and employee relations, all of which are crucial to Millrose’s ability to scale operations and grow as a newly public company in a competitive market. Ms. Mincey has experience working with public companies, government contractors and academic research institutions, and her background in providing legal support and governance oversight at a public company are useful assets to the Board.
Ms. Mincey has also been active in community organizations throughout her career, leading a campaign to support the Mid-Ohio Food Bank and receiving a community service award from Columbus City Schools. Ms. Mincey also recently earned an inaugural HR Impact Award from Columbus’ Business First and was recently honored by the Miami Marlins as a Woman of Empowerment in the greater Miami community.

Risk Oversight and Board Structure
We are managed by or under the direction of the Board. The Board provides direction and oversight to the management and executive team of Millrose. The Board establishes the strategic direction of Millrose and oversees the performance of Millrose’s business, management and employees of the Manager who provide services to Millrose. Millrose’s management team is responsible for presenting business objectives, opportunities and/or strategic plans to the Board for review and approval and for implementing Millrose’s strategic direction. Though management is responsible for the day-to-day evaluation and mitigation of risks Millrose faces, the Board, as a whole and through its committees, has the ultimate responsibility for oversight of Millrose’s risk management strategy. Each of the Board’s standing committees also assists the Board in risk oversight, and the Board has delegated oversight responsibility to certain committees as set forth below.

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The Board and its committees receive regular updates from management and external counsel on current and emerging risks facing Millrose. Committee-level reviews and discussions help inform the directors, who then engage the full Board on key risk matters and mitigation strategies.
The Audit Committee oversees Millrose’s enterprise risk management process, which includes management’s identification and prioritization of risks based on factors such as likelihood, impact, and speed of onset. Higher-priority risks are evaluated against existing controls and mitigation measures, and Millrose’s disclosure controls are reviewed to ensure they reflect material risks. The Audit Committee reviews the full risk assessment annually, receives quarterly updates, and reports its findings to the Board.
The General Counsel and Secretary is responsible for overseeing Millrose’s legal compliance processes and controls. This individual reports to the Chief Executive Officer. Millrose’s Chief Financial Officer is responsible for implementing Millrose’s disclosure controls and processes. This individual evaluates the adequacy of Millrose’s disclosure controls and procedures and facilitates the implementation of disclosure controls and procedures in a manner that captures information about Millrose’s material risks in a timely and effective manner.
The Board believes that its leadership structure must be considered in the context of the individuals involved and the specific circumstances facing Millrose. The Nominating and Corporate Governance Committee is responsible for the ongoing review of the policies that govern the structure of the Board, and for recommending to the Board those structures and practices best suited to Millrose and its stockholders.
Our Board consists of five members, all of whom our Board has determined qualify as independent directors, according to the standards for independence specified by the New York Stock Exchange (“NYSE”). We intend that at all times a majority of the members of our Board will be persons who are deemed to be independent of us under the standards specified by the NYSE and who our Board determines are independent under those standards. In addition, all the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board are independent under the applicable NYSE and SEC standards of independence.
The Board has an independent Chair, Carlos Migoya. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Millrose. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Millrose and its stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole. This policy is codified in our Corporate Governance Guidelines.
Board Meetings and Attendance
Our Board met eleven times during the fiscal year ended December 31, 2025. Each director attended more than 75% of Board meetings. Our Board’s policy, as set forth in the Corporate Governance Guidelines, is that each director is expected to attend all meetings of the Board, the Board’s committees and Millrose’s annual stockholder meeting.
Millrose’s Corporate Governance Guidelines provide that the independent directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Carlos Migoya was the chair for each of the executive sessions held during the fiscal year ended December 31, 2025.

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Committees of the Board
Audit Committee
The Audit Committee consists of Patrick Bartels, Kathleen Lynch and Carlos Migoya, with Patrick Bartels serving as the chairperson of the Audit Committee and the audit committee financial expert. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the stockholders and others, the system of internal controls which the Manager has established and the audit and financial reporting process. The Audit Committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board to serve as the Company’s independent auditors; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls.
The Audit Committee met four times during the fiscal year ended December 31, 2025. Each member of the Audit Committee attended all meetings held during 2025. The Audit Committee Charter is available on our website at https://millroseproperties.com.
Our Board determined affirmatively that (1) Patrick Bartels qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and (2) each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards and meets the definition for “independence” for the purposes of serving on the Audit Committee under the NYSE listing rules and requirements and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Compensation Committee
The Compensation Committee consists of Alison Mincey, Kathleen Lynch and Patrick Bartels, with Alison Mincey serving as the chairperson of the Compensation Committee. The primary function of the Compensation Committee is to assist the Board in fulfilling its responsibilities with respect to officer (to the extent applicable) and director compensation. The Compensation Committee reviews the compensation and benefits paid to our directors for their service on the Board, including, but not limited to, recommending to our Board compensation for all non-employee directors, including Board and committee retainers, meeting fees and equity-based compensation and, in the event we hire employees, the compensation paid to, as well as any employment, severance and termination agreements or arrangements made with, any executive officer and, if required, produces the report to be included in our annual proxy statement. Recommendations of non-employee director compensation will be determined in consultation with a reputable executive compensation consulting firm that the Compensation Committee shall elect and engage. The Company is externally managed by the Manager pursuant to the Management Agreement, and we currently do not expect to retain any officers other than those officers provided by the Manager and duly elected by our Board upon recommendation from the Manager.
The Compensation Committee met four times during the fiscal year ended December 31, 2025. Each member of the Compensation Committee attended all meetings held during 2025. The Compensation Committee Charter is available on our website at https://millroseproperties.com.
Our Board has determined affirmatively that each member of the Compensation Committee meets the definition for “independence” for the purpose of serving on the Compensation Committee under applicable rules of the NYSE and each member of our Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Matthew Gorson, Carlos Migoya and Alison Mincey, with Matthew Gorson serving as the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s primary function is to assist the Board in fulfilling its responsibilities with respect to director

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nominations, corporate governance, Board and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists the Board in this regard by: (1) identifying individuals qualified to serve on our Board, consistent with criteria approved by our Board, and recommending that our Board select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board; (4) overseeing the Board’s annual evaluation of our Board, each of the committees of our Board and management; (5) developing and recommending to our Board the Corporate Governance Guidelines; and (6) periodically reviewing our Corporate Governance Guidelines and suggesting improvements thereto to our Board. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in its charter and in accordance with current laws, rules and regulations.
The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2025. Each member of the Nominating and Corporate Governance Committee attended all meetings held during 2025. The Nominating and Corporate Governance Committee Charter is available on our website at https://millroseproperties.com.
In considering each director and the composition of the Board as a whole, the Nominating and Corporate Governance Committee takes into account many factors, including the following characteristics: personal and professional integrity and character; prominence and reputation in his or her profession; skills, knowledge and expertise (including business or other relevant experience) that, together with the skills, knowledge and expertise of the other directors, enable the Board to effectively oversee, and provide strategic direction with respect to, the Company’s businesses; the capacity and desire to represent the interests of the Company’s stockholders as a whole; ability to devote substantial time to the affairs of the Company; and the diversity of experience, expertise, backgrounds and perspectives reflected in the current composition of the Board.
Our Board has determined affirmatively that each member of the Nominating and Corporate Governance Committee meets the definition of independence under the NYSE listing rules and requirements.
Director Nomination Process
Stockholder Recommendations for Director Nominees
A stockholder who wishes to recommend a prospective nominee for nomination by the Board may notify the Nominating and Corporate Governance Committee of the intended nomination in writing and provide any required additional information, as directed by the Nominating and Corporate Governance Committee and to the same extent as may be required in accordance with our Amended and Restated Bylaws (the “Bylaws”) for stockholder nominations of individuals for election to the Board, as well as any other supporting material the stockholder considers appropriate. Pursuant to the stockholder nomination provisions in our Bylaws, this requires that the stockholder send certain information, including information about the candidate to our secretary not later than 5:00 p.m. Eastern Time on the 90th day and not earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. For our first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, such notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
Communications Between Stockholders and the Board
Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any particular director to the following address: Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

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Executive Officers
The following table sets forth information with respect to our executive officers. The individuals listed as our executive officers below also serve as officers of the Manager. As executive officers of the Manager, they manage the day-to-day affairs and carry out the directives of our Board in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. Millrose has no officers or employees except those provided by the Manager who are appointed as our officers by our Board upon recommendation from the Manager.

Name	Age*	Position(s)
Darren L. Richman	54	Chief Executive Officer and President
Garett Rosenblum	52	Chief Financial Officer and Treasurer
Robert Nitkin	38	Chief Operating Officer
Rachel Presa	46	General Counsel and Secretary
Adil Pasha	33	Chief Technology Officer

*	As of April 2, 2026

Darren L. Richman Chief Executive Officer and President Age: 54
Darren L. Richman has been the Chief Executive Officer and President of Millrose since February 7, 2025. Mr. Richman co-founded Kennedy Lewis with David Kennedy Chene in 2017 and is Co-Managing Partner of the firm. Mr. Richman was formerly a Senior Managing Director with The Blackstone Group from 2006 to 2016, where he focused on special situations and opportunistic investments, and he sat on the Investment Committee for GSO Capital Partners LP’s opportunistic credit funds and special situation funds. Before joining GSO Capital Partners, Mr. Richman worked at DiMaio Ahmad Capital, where he was a Founding Member and the Co-Head of its Investment Research Team, from 2003 to 2006. Prior to joining DiMaio Ahmad Capital LLC, Mr. Richman was a Vice President and Senior Special Situations Analyst at Goldman Sachs & Co, from 1999 to 2003. Mr. Richman began his career with Deloitte & Touche LLP, ultimately serving as a manager in the firm’s Mergers and Acquisitions Services Group, from 1994 to 1999. He was formerly a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants. Mr. Richman currently serves on the board of directors of Outward Bound USA and The Eastman Kodak Company. From 2020 to 2022, he served on the board of directors of F45 Training Holdings, Inc. He is a member of the Economic Club of New York and formerly served on its strategic planning committee.

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Garett Rosenblum Chief Financial Officer and Treasurer Age: 52
Garett Rosenblum has been the Chief Financial Officer and Treasurer of Millrose since February 7, 2025. Mr. Rosenblum joined Kennedy Lewis in 2024 as a Managing Director. Previously, Mr. Rosenblum served as Senior Vice President and Chief Accounting Officer for Safehold Inc., and its predecessor iStar Inc., both publicly traded REITs, for ten years. Prior to joining iStar, Mr. Rosenblum served as the Chief Accounting Officer at Arbor Realty Trust, also a publicly traded REIT. Mr. Rosenblum served as Director of Accounting at Citi Property Investors, a division of Citigroup, for six years. Mr. Rosenblum also spent six years at Ernst and Young LLP where he served both publicly traded real estate clients and private equity real estate funds. He holds a Bachelor of Science degree in both Finance and Public Relations from Syracuse University and is a graduate of the St. John’s University School of Law where he earned his Juris Doctor degree. Mr. Rosenblum is a Certified Public Accountant in New York and a member of the New York State Bar.

Robert Nitkin Chief Operating Officer Age: 38
Robert Nitkin has been the Chief Operating Officer of Millrose since February 7, 2025. Mr. Nitkin joined Kennedy Lewis in 2020 and is a Partner focused on the firm’s activities across the Real Estate and Homebuilding sectors. Mr. Nitkin was formerly an investment principal at GPS Investment Partners, an institutional investment firm, where he was responsible for evaluating and executing transactions across GPS’s credit and private equity investment strategies. Prior to joining GPS in 2015, Mr. Nitkin was an Associate in the Securities Division at Goldman Sachs & Co. Previously, he worked at Ernst and Young LLP as a member of the Transaction Advisory group. Mr. Nitkin earned his undergraduate degree from the Cornell University School of Engineering and holds an M.B.A. from Columbia Business School.

Rachel Presa General Counsel and Secretary Age: 46
Rachel Presa has been the General Counsel and Secretary of Millrose since February 7, 2025. Ms. Presa joined Kennedy Lewis in 2021 and is a Managing Director who has served in senior legal and compliance capacities, including serving as fund counsel and the firm’s Chief Compliance Officer from 2021 to 2025. Ms. Presa has experience representing and advising investment funds, financial institutions, and other clients in legal and compliance matters, including regulatory investigations and enforcement, civil litigation, and bankruptcy and restructuring. Ms. Presa was formerly Senior Counsel at the law firm of Akin Gump Strauss Hauer & Feld LLP, where she worked from 2010 to 2021, including serving as a secondee in the legal department of Deutsche Bank from 2019-2020. Ms. Presa served on the Junior Advisory Board of Her Justice from 2019-2022. Ms. Presa earned her undergraduate degree from Goucher College and holds a J.D. from New York University School of Law. Ms. Presa is a member in good standing of the New York bar.

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Adil Pasha Chief Technology Officer Age: 33
Adil Pasha has been Chief Technology Officer of Millrose since February 7, 2025. Mr. Pasha is a Managing Director at Kennedy Lewis and has been responsible for managing the firm’s technology and analytics capabilities since 2022. Mr. Pasha was formerly a Data Scientist at Schonfeld Strategic Advisors LLC, a multi-strategy hedge fund, where he was responsible for the fund’s performance reporting from 2021 to 2022. Prior to joining Schonfeld Strategic Advisors LLC, Mr. Pasha was a Product Manager focused on designing and building accounting and financial applications from 2020 to 2021. Mr. Pasha started his career in consulting at PricewaterhouseCoopers LLP in 2017. Mr. Pasha has a B.A. in Accounting and Finance from the Georgia Institute of Technology. He is a Certified Public Accountant.

Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics that requires all of our business activities to be conducted in compliance with applicable laws and regulations and the highest ethical principles. All of our directors, officers and employees, including but not limited to, our principal executive officer, principal financial officer and principal accounting officer or controller, are required to read, understand and abide by the Code of Business Conduct and Ethics, and employees of Kennedy Lewis who render services under the Management Agreement are subject to the Code of Business Conduct and Ethics and may additionally be subject to other policies that Kennedy Lewis may adopt from time to time.
The Code of Business Conduct and Ethics is expected to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct and Ethics is intended to cover the requirement of a Code of Ethics for senior financial officers as provided by the SEC’s rules with respect to Section 406 of the Sarbanes-Oxley Act.
The Code of Business Conduct and Ethics is accessible on our website, https://millroseproperties.com. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers may be made only by the Board or a committee of the Board. We will disclose any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose on the website any waiver from the Code of Business Conduct and Ethics for any of the other executive officers or for directors. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities or certain other companies’ securities by directors, officers and employees, or the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s insider trading policy and supplemental insider trading policy that have been filed as Exhibit 19.1 and 19.2, respectively, to the Company’s Form 10-K for the year ended December 31, 2025.

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Hedging Policy
The Board has adopted, as part of our supplemental insider trading policy, prohibitions against our executive officers and directors engaging in transactions of a speculative nature involving our securities, including, but not limited to, buying or selling puts or calls, engaging in short sales or hedging transactions, pledging our securities as collateral for a loan or otherwise holding in margin accounts, without prior approval of the Company’s Compliance Officer and the Audit Committee of the Board.
Director Stock Ownership
Pursuant to our Director Stock Ownership Guidelines and Corporate Governance Guidelines, each non-employee director is required to acquire and maintain beneficial ownership of a number of shares of our common stock with a value equal to three times the annual cash compensation paid for service on the Board. New non-employee directors have five years after their appointment to the Board to satisfy this requirement. As of December 31, 2025, each non-employee director was in compliance with the stock ownership requirement.

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Executive Officer and Director Compensation
We are an externally managed REIT, and as such, all of our executive officers are provided by KL pursuant to the Management Agreement, and all of our executive officers are employees of KL and are compensated directly by KL and not by us. Our executive officers, in their capacities as officers or personnel of the Manager or its affiliates, devote such portion of their time to our affairs as is necessary to enable us to operate our business. Our Manager makes all decisions relating to the compensation of our executive officers based on factors it deems appropriate. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any person and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control. We may, from time to time, at the discretion of the Compensation Committee, grant equity awards to our executive officers and to officers and other personnel of the Manager. For the fiscal year ended December 31, 2025, the Company made no such grants to its executive officers and to officers and other personnel of the Manager.
KL is compensated solely through the Management Fee (as defined below) for the management services provided to us in accordance with the Management Agreement. The Manager is not reimbursed for any compensation expenses related to our executive officers or other employees. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this Proxy Statement. See “Transactions with Related Persons and Certain Control Persons—Transactions with our Manager—Management Agreement” below for a discussion of fees paid to our Manager and its affiliates.
2024 Omnibus Incentive Plan
In 2024, our sole stockholder at the time adopted the Millrose Properties, Inc. 2024 Omnibus Incentive Plan (the “2024 Incentive Plan”) for our employees, officers, directors, consultants and advisors. The description of the 2024 Incentive Plan set forth below is a summary of the material features of the 2024 Incentive Plan. This summary, however, does not purport to be a complete description of all the provisions of the 2024 Incentive Plan. This summary is qualified in its entirety by reference to the 2024 Incentive Plan filed as Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2025. We do not currently have any employees, as we are externally managed by the Manager.
General
The purpose of the 2024 Incentive Plan is to assist Millrose and its affiliates in attracting, retaining, motivating and rewarding certain employees, officers, directors, consultants and advisors, each if any, and promoting the creation of long-term value for stockholders of Millrose by closely aligning the interests of participants with those of stockholders.
Administration
The 2024 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2024 Incentive Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2024 Incentive Plan.

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Non-employee Director Award Limits
The aggregate maximum value of all awards granted under the 2024 Incentive Plan (determined as of the date of grant) in any one calendar year to any non-employee director for service as a non-employee director during such calendar year, must not exceed $750,000. The independent members of the Board or the Compensation Committee may determine to make an exception to this limit, provided that the director for whom the exception is sought does not participate in such determination.
Eligibility
Employees, officers, directors, consultants and advisors of Millrose and its affiliates are eligible to receive awards under the 2024 Incentive Plan. The Compensation Committee determines who will receive awards and the terms and conditions associated with such awards.
Share Reserve and Counting
Millrose reserved 11,620,019 shares of Class A common stock for issuance under the 2024 Incentive Plan (the “Share Pool”).
Shares subject to awards granted under the 2024 Incentive Plan that are required to be paid in cash pursuant to their terms will not reduce the Share Pool. In addition, shares that are subject to awards granted under the 2024 Incentive Plan that terminate, expire or are cash-settled, canceled, forfeited, exchanged or surrendered without having been exercised, vested or settled will be available for issuance again under the Share Pool. For clarity, this includes (i) shares tendered by participants, or withheld by Millrose, as full or partial payment to Millrose upon exercise of options granted under the 2024 Incentive Plan; (ii) shares reserved for issuance upon the grant of stock appreciation rights (“SARs”), to the extent the number of reserved shares exceeds the number of shares actually issued upon the exercise of the SARs; and (iii) shares of Class A common stock withheld by or otherwise remitted to Millrose to satisfy tax withholding obligations upon the exercise, lapse of restrictions or settlement of awards under the 2024 Incentive Plan.
Awards
The 2024 Incentive Plan authorizes the award of stock options, restricted stock, restricted stock units (“RSUs”), SARs and other stock-based awards. For stock options that are intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, the maximum number of shares subject to ISO awards is no more than 11,620,019 shares. All awards under the 2024 Incentive Plan are set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
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Stock Options. Stock options provide for the purchase of shares of Class A common stock at an exercise price set on the grant date. The 2024 Incentive Plan provides for the grant of ISOs only to employees of Millrose and its affiliates. Nonqualified options may be granted to employees, officers, directors and consultants of Millrose and its affiliates. The exercise price of each option to purchase shares of Class A common stock must be at least equal to the fair market value of shares of Class A common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of the fair market value of shares of Class A common stock on the date of grant. Options granted under the 2024 Incentive Plan may be exercisable at such times and subject to such terms and conditions as the Compensation Committee determines. The maximum term of options granted under the 2024 Incentive Plan is ten years (five years in the case of ISOs granted to 10% or more stockholders). No dividend or dividend equivalent rights shall be paid out on options.

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Restricted Stock. The Compensation Committee may grant awards consisting of shares of Class A common stock subject to certain restrictions that will lapse upon the terms that the Compensation Committee determines at the time of grant. The Compensation Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the service of the participant for a specified time period or the attainment of one or more performance goals. Participants holding restricted stock awards will have the rights of a stockholder and to receive all

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dividends and other distributions with respect thereto, unless the Compensation Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Unless otherwise provided in an award agreement or otherwise, vesting will cease on the date the participant no longer provides services to Millrose and unvested shares will be repurchased by Millrose as soon as practicable following such termination. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances.
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RSUs. An RSU is a notional unit representing the right to receive one share of Class A common stock (or the cash value of one share of common stock) on a specified settlement date. The Compensation Committee may grant awards consisting of RSUs subject to restrictions on sale and transfer. The Compensation Committee may condition the grant or vesting of RSUs on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to Millrose and unvested RSUs will be forfeited. Further, unless otherwise set forth in a participant’s award agreement, a participant shall be not entitled to dividends or dividend equivalents with respect to RSUs prior to settlement.

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Stock Appreciation Rights. SARs provide for a payment, or payments, in cash, shares of Class A common stock or other property, as specified in the applicable award, to the holder based upon the difference between the fair market value of shares of Class A common stock on the date of exercise and the stated base price of the stock appreciation right. The base price must be at least equal to the fair market value of shares of Class A common stock on the date the stock appreciation right is granted. SARs may vest based on time or achievement of performance conditions, as determined by the Compensation Committee in its discretion. The maximum term of SARs granted under the 2024 Incentive Plan is ten years. No dividends or dividend equivalents shall be paid on SARs.

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Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant participants other awards under the 2024 Incentive Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Class A common stock. The Compensation Committee may also grant shares of Class A common stock as a bonus and grant awards in lieu of obligations of Millrose or its affiliates to pay cash or deliver property under the 2024 Incentive Plan or other plans or compensatory arrangements.

Adjustment
In the event of changes in the outstanding Class A common stock or in the capital structure of Millrose (i) by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges or other relevant changes in capitalization, (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Class A common stock, or (iii) in the event of any change in applicable laws or circumstances, in each case, that results in or could result in, in either case, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2024 Incentive Plan, awards shall be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee, in its sole discretion, as to the number, price or kind of a share of Class A common stock, other securities or other consideration subject to such awards.
Generally, except as otherwise provided by the Compensation Committee in an award agreement or otherwise, in connection with certain corporate events, including but not limited to, a “change in control” (as defined in the 2024 Incentive Plan), the Compensation Committee may provide for any one or more of the following (i) the assumption or substitution of any or all awards in connection therewith, with awards that vest based on performance criteria being deemed earned at the target level (or if no target is specified, the maximum level) and converted into solely service-based vesting awards, (ii) the acceleration of vesting of any or all awards not assumed or substituted in connection with the corporate event (with vesting of performance-based awards deemed earned at the target level (or if no target is specified, the maximum level), unless otherwise specified in the applicable award agreement), (iii) the cancellation of any or all awards not assumed or substituted in connection with such corporate event (whether

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vested or unvested) together with the payment to participants holding vested awards so canceled of an amount in respect of cancellation based on the per-share consideration being paid for the Class A common stock in connection with such corporate event (or $0 in the case of options, SARs or other awards where the per-share consideration is less than the applicable exercise or base price), (iv) the cancellation or any or all options, SARs and other awards subject to exercise not assumed or substituted in connection with any such corporate event (whether vested or unvested), after providing the holder thereof with a period of at least ten days to exercise such awards and (v) the replacement of any and all awards (subject to certain limitations) with a cash incentive program that preserves the value of the awards so replaced.
Plan Amendment and Termination
The Board or Compensation Committee may amend the 2024 Incentive Plan and awards at any time and from time to time. The Board or the Compensation Committee may suspend or terminate the 2024 Incentive Plan at any time. Unless sooner terminated, the 2024 Incentive Plan shall terminate on the day before the tenth anniversary of the date the stockholders approved the 2024 Incentive Plan. No awards may be granted under the 2024 Incentive Plan while it is suspended.
Equity Compensation Plan Information
The following table summarizes information with respect to our equity compensation plans as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	60,555(1)	—	11,559,464(2)
Equity compensation plans not approved by security holders	—	—	—
Total	60,555	—	11,559,464

(1)	Represents the number of underlying shares of Class A common stock associated with outstanding restricted stock units granted under the 2024 Incentive Plan.
(2)	Represents the number of shares available for future issuance under the 2024 Omnibus Incentive Plan.
Compensation of Directors
Independent Director Compensation
For the year ended December 31, 2025, the Millrose director compensation program for independent directors is as follows:
•	an annual equity retainer of restricted stock units covering shares of Class A common stock, in each case, having a grant date fair value equal to $150,000;
•	a one-time equity grant of restricted stock units covering shares of Class A common stock, in each case, having a grant date fair value equal to $207,000;
•	an annual cash retainer of $80,000;
•
an additional annual cash retainer of $40,000, $20,000 and $10,000 for service as chairperson of the Audit Committee, chairperson of the Compensation Committee, and chairperson of the Nominating and Corporate Governance Committee,

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respectively, and an additional annual cash retainer of $15,000, $10,000, and $7,500 for service as a member (other than as a chairperson) of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively; and
•	an additional $50,000 annual cash retainer for the chair of the Board.
We also reimburse all members of the Board for their reasonable expenses incurred in attending Board and committee meetings. All cash compensation for directors is covered by the Management Fee and not separately paid by Millrose, in accordance with the Management Agreement. To the extent any portion of directors’ compensation consists of equity, such awards must be approved by the Compensation Committee or the Board and separately issued pursuant to a Millrose equity compensation plan. See “—2024 Omnibus Incentive Plan” above for more information.
Our Compensation Committee periodically reviews and makes recommendations to our Board regarding the form and amount of compensation for directors. The Compensation Committee is responsible for recommending to the Board for approval the structure and amount of non-employee director compensation, and such recommendations shall be made in consultation with a reputable executive compensation consulting firm that the Compensation Committee shall elect and engage.
The following table sets forth the compensation paid to, or earned by, each of our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Carlos Migoya	$145,000(1)	$357,000	—	—	—	—	$502,000
Patrick Bartels	$127,500(2)	$357,000	—	—	—	—	$484,500
Kathleen Lynch	$105,000(3)	$357,000	—	—	—	—	$462,000
Matthew Gorson	$100,000(4)	$357,000	—	—	—	—	$457,000
Allison Mincey	$107,500(5)	$357,000	—	—	—	—	$464,500

(1)	Mr. Migoya’s cash fee amount is comprised of: (i) $80,000 annual retainer fee, (ii) $50,000 lead director fee, and (iii) $15,000 audit committee member fee.
(2)	Mr. Bartels’ cash fee amount is comprised of: (i) $80,000 annual retainer fee, (ii) $40,000 audit committee chair fee, and (iii) $7,500 nomination and governance committee member fee.
(3)	Ms. Lynch’s cash fee amount is comprised of: (i) $80,000 annual retainer fee, (ii) $15,000 audit committee member fee, and (iii) $10,000 compensation committee member fee.
(4)	Mr. Gorson’s cash fee amount is comprised of: (i) $80,000 annual retainer fee, (ii) $10,000 compensation committee member fee, and (iii) $10,000 nominating and governance committee chair fee.
(5)	Ms. Mincey’s cash fee amount is comprised of: (i) $80,000 annual retainer fee, (ii) $20,000 compensation committee chair fee, and (iii) $7,500 nomination and governance committee member fee.
(6)
Each director received an annual grant of 5,660 restricted stock units and a one-time grant of 6,451 restricted stock units, in each case, under the 2024 Omnibus Incentive Plan. The aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the annual grant and one-time grant is $150,000 and $207,000, respectively.

In 2025, the Compensation Committee engaged Willis Towers Watson as an independent compensation consultant to evaluate, review and make recommendations with respect to Millrose’s director compensation program. Following Willis Towers Watson’s review of the director compensation program, the Compensation Committee recommended to the Board, and the Board approved,

Millrose Properties, Inc. 24 2026 Proxy Statement

a one-time equity grant of 6,451 restricted stock units to each member of the Board under the 2024 Incentive Plan, with a grant date fair value of $207,000. Each such award vests as to fifty percent on the earlier of (x) April 3, 2026 and (y) the date of Millrose’s first annual stockholder meeting that next follows the grant date, and the remaining portion of the award vests on the earlier of (x) April 3, 2027 and (y) the date of Millrose’s second annual stockholder meeting following the grant date, in each case, subject to the applicable Board member’s continuous service on the Board.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.
Recovery Policy Relating to Erroneously Awarded Incentive Compensation
In compliance with the final rules adopted by the SEC and the listing standards adopted by the NYSE, the Board adopted a formal recovery policy relating to erroneously awarded incentive compensation (the “Clawback Policy”). The Clawback Policy requires us to, subject to limited exceptions, recover erroneously awarded incentive compensation received by covered executives in the three fiscal years that precede the date we are required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Clawback Policy is filed as an exhibit in our Annual Report on Form 10-K for the year ended December 31, 2025.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 23, 2026, the number of shares and percentage of our common stock beneficially owned by:
•	each person or group known by Millrose to beneficially own more than 5% of our common stock;
•	each of Millrose’s directors and executive officers; and
•	all directors and executive directors of Millrose as a group.
Percentage of beneficial ownership in the following table is based on 166,003,497 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.
Shares issuable pursuant to such options, warrants, rights or conversion privileges are deemed to be outstanding for computing the beneficial ownership percentage of the person holding those options, warrants, rights or conversion privileges but are not deemed to be outstanding for computing the beneficial ownership percentage of any other person. Unless otherwise indicated in the footnotes to the following table, to Millrose’s knowledge all persons listed below have sole voting and investment power with

Millrose Properties, Inc. 26 2026 Proxy Statement

respect to the shares of our common stock beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated in the footnotes to the following table, the address for each stockholder listed below is c/o Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Shares by Class Beneficially Owned
5% Stockholders
Stuart Miller(1) 5505 Waterford District Drive Miami, Florida 33126	Class A common stock	838,334	*
	Class B common stock	11,670,757	98.7%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Class A common stock	21,117,093	13.70%
BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	Class A common stock	18,303,135	11.87%
Brave Warrior Advisors, LLC(4) 12 East 49th Street New York, NY 10017	Class A common stock	8,600,224	5.58%
Directors and Executive Officers
Carlos A. Migoya(5)	Class A common stock	20,211	*
Patrick J. Bartels(6)	Class A common stock	33,886	*
Matthew B. Gorson(7)	Class A common stock	22,386	*
Kathleen B. Lynch(8)	Class A common stock	12,736	*
M. Alison Mincey(9)	Class A common stock	8,886	*
Darren L. Richman(10)	Class A common stock	265,000	*
Garett Rosenblum	Class A common stock	5,900	*
Robert Nitkin	Class A common stock	3,225	*
Rachel Presa	Class A common stock	1,468	*
Adil Pasha	Class A common stock	2,500	*
All directors and executive officers as a group (10 persons)	Class A common stock	376,198	*

*	Less than 1%.
(1)
Pursuant to the Schedule 13Ds filed on February 14, 2025, of the shares reflected in the table, Mr. Miller directly or indirectly is the beneficial owner of 838,334 shares of Class A common stock and 11,670,757 shares of Class B common stock, which such shares consist of (i) 11,405 shares of Class A common stock in Mr. Miller’s 401K account of which Mr. Miller has sole voting and investment power, (ii) 269,025 shares of Class A common stock beneficially owned by the Miller Foundation, a charitable family foundation of which Mr. Miller has shared voting and investment power, (iii) 3,330 shares of Class A common stock beneficially owned by Stuart A. Miller 2024 GRAT, of which Mr. Miller has sole voting and investment power, (iv) 100,000 shares of Class A common stock beneficially owned by Stuart A. Miller 2024 GRAT 2, of which Mr. Miller has sole voting and investment power, (v) 204,574 shares of Class A common stock beneficially owned by the Stuart A. Miller Foundation, a charitable foundation of which Mr. Miller has shared voting and investment power, (vi) 250,000 shares of Class A common stock directly beneficially owned by Mr. Miller, (vii) 10,543,663 shares of Class B common stock beneficially owned by MP Alpha Holdings LLLP (“MP Alpha Holdings”), of which Mr. Miller has sole voting and investment power, (viii) 273,142 shares of Class B common stock beneficially owned by the Miller Charitable Fund LLLP (“Miller Charitable Fund”), a charitable fund of which

Millrose Properties, Inc. 27 2026 Proxy Statement

Mr. Miller has sole voting and investment power and (ix) 853,952 shares of Class B common stock directly beneficially owned by Mr. Miller. Mr. Miller is on the board of directors of the Miller Foundation with each of his brother and sister and is therefore deemed to control such entity. Mr. Miller is trustee of each of the Stuart A. Miller 2024 GRAT and Stuart A. Miller 2024 GRAT 2. Mr. Miller is a director of the Stuart A. Miller Family Foundation. Mr. Miller is the sole officer and the sole director of LMM Family Corp. (“LMM”), which is the general partner of each of MP Alpha Holdings. MP Alpha Holdings is the holder of a majority of the partnership interests in Miller Charitable Fund and LMM is the general partner of Miller Charitable Fund.
(2)
Pursuant to Amendment No. 1 to Schedule 13G filed on January 30, 2026, The Vanguard Group has shared voting power with respect to 1,153,033 shares of Class A common stock and shared dispositive power with respect to 21,117,093 shares of Class A common stock.

(3)
Pursuant to Schedule 13G filed on December 4, 2025, BlackRock, Inc. has sole voting power with respect to 17,955,695 shares of Class A common stock and sole dispositive power with respect to 18,303,135 shares of Class A common stock.

(4)
Pursuant to Schedule 13G filed on January 8, 2026, Brave Warrior Advisors, LLC has sole voting power with respect to 8,600,224 shares of Class A common stock and sole dispositive power with respect to 8,600,224 shares of Class A common stock.

(5)	Includes 8,886 shares of Class A common stock underlying RSUs that will vest on April 3, 2026. Excludes 3,225 RSUs that will not vest within 60 days of March 23, 2026.
(6)
Includes 8,886 shares of Class A common stock underlying RSUs that will vest on April 3, 2026. Excludes 3,225 shares of Class A common stock underlying RSUs that will not vest within 60 days of March 23, 2026. Includes of 25,000 shares of Class A common stock owned jointly with Mr. Bartels’ spouse.

(7)	Includes 8,886 shares of Class A common stock underlying RSUs that will vest on April 3, 2026. Excludes 3,225 RSUs that will not vest within 60 days of March 23, 2026.
(8)
Includes 8,886 shares of Class A common stock underlying RSUs that will vest on April 3, 2026. Excludes 3,225 shares of Class A common stock underlying RSUs that will not vest within 60 days of March 23, 2026. Includes of 3,850 shares of Class A common stock owned jointly with Ms. Lynch’s spouse.

(9)	Includes 8,886 shares of Class A common stock underlying RSUs that will vest on April 3, 2026. Excludes 3,225 RSUs that will not vest within 60 days of March 23, 2026.
(10)	Includes of 44,000 shares of Class A common stock held by a trust over which Mr. Richman has shared voting power and sole investment power.
Each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to ten votes. As of March 23, 2026, Mr. Miller had the power to cast 117,545,904 votes (which is 43.2% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on review of such reports, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of any class of our equity securities were complied with during fiscal year 2025, with the exception of one late Form 4 filing by Patrick Bartels in connection with the purchase of our common stock.

Millrose Properties, Inc. 28 2026 Proxy Statement

Transactions with Related Persons and Certain Control Persons
Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the incorporation of Millrose, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at the year-end for the last two completed fiscal years.
Transactions with our Manager
The Manager is an affiliate and wholly-owned subsidiary of Kennedy Lewis, an entity in which certain officers of Millrose have ownership and financial interests. Please see below for a description of the contractual relationship that governs the relationship between Millrose and our Manager.
Management Agreement
We are externally managed and advised by our Manager pursuant to a management agreement (the “Management Agreement”) that was entered into on February 7, 2025 (the “Spin-Off Date”) by and between Millrose and KL. The Management Agreement requires the Manager to manage Millrose’s and its subsidiaries’ assets and day-to-day operations, subject to the supervision of the Board.
Pursuant to the terms of the Management Agreement, the Manager is responsible for, among other things, the acquisition, management and disposition of land assets and properties, compliance with laws and regulations, including as a public company, performing services and activities relating to the homesite option platform and ensuring compliance by Millrose with its responsibilities and obligations under its contractual agreements. In addition, the Manager is required to provide Millrose with sufficiently experienced and qualified personnel to perform all services, including officers of Millrose and its subsidiaries.
The Management Agreement includes a policy governing the allocation of investment opportunities between Millrose and certain private funds managed by affiliates of Kennedy Lewis. The policy also restricts Kennedy Lewis and its affiliates from raising funds or providing land banking or similar real estate funding for any entity other than Millrose or its subsidiaries without Board consent, subject to certain exceptions.
Pursuant to the Management Agreement, Millrose pays the Manager an amount equal to 1.25% per annum of Tangible Assets (as defined in the Management Agreement) or 0.3125% per quarter to be calculated as set forth in the Management Agreement (the “Management Fee”). The Management Fee is due and payable quarterly in advance as of the first day of each quarter. In addition, except for certain reimbursable expenses (which include expenses associated with the offering of Millrose securities, advisor services in connection with activities outside the ordinary course of business, and costs associated with ownership and maintenance of land in the event a counterparty fails to exercise their option), all expenses incurred by Millrose and its subsidiaries in the ordinary course of business, including all operating expenses (which include, among other things, administrative services expenses, expenses incurred in connection with maintaining compliance with applicable laws and regulations, expenses incurred in connection with maintaining the Company’s REIT status, and compensation paid to all officers, employees, vendors, consultants, advisors and other outside professionals, as well up to $1.25 million per year (plus an annual increase of 3% per year, compounded annually) of non-employee directors’ fees), will be paid by the Manager.
During the year ended December 31, 2025, the Company incurred a Management Fee expense of approximately $87.8 million.

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The Management Agreement has an initial term of three years and will be automatically renewed for a one-year term on each anniversary date thereafter, unless earlier terminated or not renewed in accordance with the termination provisions of the Management Agreement, including, among other grounds, unsatisfactory performance by the Manager that is materially detrimental to Millrose and the Manager not presenting to the Board any candidates to succeed the Manager or the Key Men (as defined below), as applicable, for consideration within 60 calendar days. In the event of termination without cause, Millrose will pay the Manager a termination fee, as calculated in accordance with the Management Agreement. The Management Agreement also contains indemnification provisions by Millrose for the benefit of the Manager and its affiliates and by the Manager for the benefit of Millrose and its subsidiaries in certain circumstances.
Transactions with Lennar
On the Spin-Off Date, we completed our spin-off from Lennar Corporation through a distribution of approximately 80% of our common stock to holders of Lennar common stock as of the close of business on January 21, 2025 (the “Spin-Off”). Following the Spin-Off, Lennar owned approximately 20% of the outstanding shares of our common stock in the form of Class A common stock.
On October 10, 2025, Lennar commenced an offer to exchange the approximately 20% of the total outstanding shares of Class A common stock it owned as of September 30, 2025 for outstanding shares of Lennar Class A common stock (the “Exchange Offer”). On November 26, 2025, Lennar announced the results of the Exchange Offer through which Lennar accepted an aggregate of 8,049,594 shares of Lennar Class A common stock in exchange for 33,298,754 shares of Class A common stock of Millrose. The Exchange Offer was completed on November 28, 2025. Following completion of the Exchange Offer, Lennar owns a de minimis amount of our common stock.
Please see below for a description of the contractual relationships that govern the relationship between Millrose and Lennar (collectively, the “Lennar Agreements”). When used herein, “Lennar” means Lennar Corporation (including its affiliates and subsidiaries), and in certain contexts, the word Lennar may refer to a subsidiary of Lennar Corporation that entered or will enter into an agreement in lieu of the ultimate parent company.
Founder’s Rights Agreement
On the Spin-Off Date, Millrose and Lennar entered into the Founder’s Rights Agreement (the “Founder’s Rights Agreement”), pursuant to which Lennar maintains certain rights and benefits set forth therein that are exclusive to Lennar and may not be granted to any other person by Millrose without the written consent of Lennar.
Pursuant to the Founder’s Rights Agreement, until such time as the aggregate value of all cash and capital assets contributed by Lennar and held at a given time by Millrose is less than 10% of their total assets, and remains continuously below such 10% threshold for six consecutive months (such event, a “Sunset Threshold Event”), in the event the Management Agreement is terminated for any reason or no reason, Lennar has the right to consent or withhold consent to Millrose’s selection of a new manager and/or execution of any successor Management Agreement, which consent may not be unreasonably withheld or conditioned.
The Founder’s Rights Agreement also provides that, until the occurrence of a Sunset Threshold Event, in the event that (i) both David K. Chene and Darren L. Richman (collectively, the “Key Men”) cease to exercise control over the management or the decision-making process at Kennedy Lewis, (ii) both Key Men cease to exercise direct or indirect control over the management of Millrose or (iii) either Kennedy Lewis and/or either Key Man transfers any membership interests of the Manager, directly or indirectly, to a company (or any affiliate thereof) engaged primarily in the building of single family homes in the United States or acquiring and developing homesites in the United States, Lennar will have the right to consent to the replacement(s) for Mr. Chene and/or Mr. Richman.

Millrose Properties, Inc. 30 2026 Proxy Statement

The Founder’s Rights Agreement further provides Lennar with additional rights, including:
•
Effective Equity Price Protection Right: If Millrose issues equity within 18 months of the Spin-Off Date in exchange for future property assets at a price per share lower than Lennar’s initial contribution price, Lennar stockholders will receive additional shares to equalize pricing.

•
Capital Priority Right: An evergreen right allowing Lennar to reserve Millrose’s capital for homesite option platform transactions and related development activities during designated reservation periods.

•	Enforcement Right: If Millrose fails to convey homesites as required pursuant to the applicable purchase option, Lennar may compel conveyance and suspend monthly option payments.
•	Applicable Rate Adjustment Right: If Millrose offers lower option rates to other counterparties, Lennar may adjust its rates for land assets acquired in the future.
•	Pause Period Designation Right: Lennar may unilaterally pause takedown and construction deadlines for up to six months, subject to certain conditions.
•
Debt-to-Equity Ratio Limit and Secured Financing Collateral Consent Rights: Millrose cannot exceed a 1:1 debt-to-equity ratio until the occurrence of a Sunset Threshold Event or pledge properties subject to Lennar’s purchase rights without Lennar’s consent.

Registration Rights Agreement
On the Spin-Off Date, Lennar and Millrose entered into the Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Millrose agreed that, upon the exercise of Lennar’s demand registration rights, subject to certain limitations, Millrose must use its reasonable best efforts to affect the registration of Class A common stock retained by Lennar after the Spin-Off Date. Lennar is responsible for all registration expenses in connection with Millrose’s performance of its obligations under the registration rights provisions. The Registration Rights Agreement contains customary indemnification and contribution provisions by Millrose for the benefit of Lennar (including its directors and officers) and, in limited situations, by Lennar for the benefit of Millrose (including its directors and officers) with respect to the information provided by Lennar included in any registration statement, prospectus or related document. Lennar exercised its registration rights pursuant to the Registration Rights Agreement in connection with the Exchange Offer.
Master Program Agreement
On the Spin-Off Date, Millrose and Lennar entered into the Master Program Agreement (the “Master Program Agreement”).
Under the Master Program Agreement, and subject to the terms and conditions set forth therein, the assets transferred by Lennar in connection with the Spin-Off, the assets acquired as a result of the Rausch Letter Agreement (as defined below) and future property assets subject to specified admission requirements were or will be admitted to the program. Millrose will acquire residential land and related rights, contract with Lennar to complete various on-site and off-site related improvements and grant Lennar an option to acquire homesites on such land in accordance with a pre-determined acquisition schedule and in conjunction with the homesite option platform.
Properties admitted to the program (“Admitted Properties”) are grouped into pools with primary consideration given to diversity within pools across geographies, communities and home types. As to any pool, Lennar’s total payment obligations for the Spin-Off assets will not exceed $50 million and for any future Admitted Properties will not exceed $25 million.
In the event Lennar’s purchase options to acquire homesites expire or are terminated prior to Lennar acquiring all of the homesites on an Admitted Property, then within 20 days of such expiration or termination, Millrose will have the right to request that Lennar enter into an agreement to build out homes on the unpurchased homesites for a fee, and a Lennar affiliate will be available to be engaged as a fee builder of homes, subject to the terms and conditions set forth in the Master Program Agreement.

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Under the Master Program Agreement, Millrose has agreed, at Lennar’s request, to provide the program to any residential home construction or real estate development company in the United States in which Lennar has any amount of ownership interest or contractual business relationship, subject to certain conditions, including such company meeting program criteria and Millrose having sufficient capital to finance such engagements.
For the year ended December 31, 2025, our option fee revenues under the Master Program Agreement were $484.8 million. For the same period, we funded $2.862 billion for land acquisition and development and received $3.167 billion in net takedown proceeds under the Master Program Agreement.
Master Option Agreement
On the Spin-Off Date, Lennar and Millrose entered into the Master Option Agreement (the “Master Option Agreement”). Under the Master Option Agreement, Millrose grants Lennar exclusive options to acquire homesites on Admitted Properties pursuant to project-specific addenda and takedown schedules. The option term begins upon satisfaction of specified conditions, including delivery of deposits and execution of a project addendum, and ends on the final takedown date unless extended or paused under certain circumstances. Lennar may extend acquisition dates, accelerate takedowns or elect bulk purchases subject to defined limits.
Lennar may designate certain pause periods under specified circumstances, during which deadlines are extended, takedowns are paused and Lennar pays a reduced monthly option payment at 50% of the applicable rate for the applicable property.
In consideration for the grant of the purchase option, Lennar is required to make the following payments:
•	An initial deposit of 5% of projected total land acquisition and development costs for the Admitted Property which shall be confirmed and set forth in the applicable project addendum.
•	A monthly option payment calculated based on Invested Capital (as defined in the Master Program Agreement), multiplied by the applicable rate and divided by 360 days.
•	Additional deposits in certain specified circumstances, including prepayments if Millrose requires cash flow (up to 5% of the takedown price) or option termination payments.
•
All expenses provided for in the Master Option Agreement otherwise payable or attributable to the applicable Admitted Property which are due and payable during the purchase option term and all expenses related to maintenance, insurance and other obligations contained in the Master Option Agreement during the purchase option term.

The fees received from Lennar under the Master Program Agreement, Master Option Agreement and Master Construction Agreement (as defined below) during the year ended December 31, 2025 are described under “—Master Program Agreement.”
Master Construction Agreement
On the Spin-Off Date, Lennar and Millrose entered into the Master Construction Agreement (the “Master Construction Agreement”). The Master Construction Agreement governs Lennar’s obligation to perform construction services in order to complete certain construction activities, including roads, utilities, drainage and common area improvements. Lennar is responsible for construction methods and coordination and must use commercially reasonable efforts to meet completion dates set forth in the applicable project addenda.
Millrose pays all costs actually incurred by Lennar in the performance of the construction activities and its obligations under the Master Construction Agreement, up to the contract sum specified in the applicable budget specified in the Master Construction Agreement and applicable project addendum. Lennar is solely responsible for any cost overruns unless a consultant determines otherwise. Consultant fees will be allocated to the party whose position is not upheld. Millrose is not responsible for paying certain costs incurred in performing such activities, including Lennar’s employee salaries, overhead, development fees, capital expenses, or costs resulting from Lennar’s knowing and willful misconduct and gross negligence.

Millrose Properties, Inc. 32 2026 Proxy Statement

Lennar receives progress payments based on submitted applications and certificates. Final payment is made contingent on completion, inspections, lien releases and other documentation.
If Millrose breaches the Master Construction Agreement by failing to pay, Lennar may offset amounts owed against its obligations under the Master Option Agreement and applicable project addendum, exercise lien rights, pursue legal recourse against the owner to recover delinquent amounts due and owing to Lennar, and/or terminate the Master Construction Agreement. If Lennar breaches the Master Construction Agreement, Millrose may deduct costs for deficiencies, require Lennar to complete the construction at its expense, or take over the site and complete construction using other contractors.
The fees received from Lennar under the Master Program Agreement, Master Option Agreement and Master Construction Agreement during the year ended December 31, 2025 are described under “—Master Program Agreement.”
Multiparty Cross Agreement
On the Spin-Off Date, Lennar and Millrose entered into (and from time to time, such parties will enter into) several Multiparty Cross Agreements, each in connection with the establishment of a pool with respect to certain Admitted Properties (such properties, “Pool Properties”) pursuant to the Master Program Agreement, Master Option Agreement, Master Construction Agreement and the applicable project addendum (the “Multiparty Cross Agreement”).
Each Multiparty Cross Agreement establishes cross-termination rights for the Pool Properties. In the event of the termination of a purchase option with respect to a Pool Property for any reason other than as a result of a default by Millrose without Lennar acquiring all homesites on such Pool Property, then Millrose will have the right, but not the obligation, to terminate the purchase option with respect to the other properties in the same pool and recover termination fees from Lennar. If the purchase option for a Pool Property has been terminated due to Lennar’s default under the Master Option Agreement, then Millrose will be entitled to pursue its rights and remedies under the Master Option Agreement, but Lennar will not be deemed to be in default with respect to any other Pool Properties.
If Lennar’s default under the Master Option Agreement with respect to a Pool Property (i) cannot be cured by the payment of money owed to the Millrose party in connection with such property, (ii) is not within Lennar’s reasonable control to cure within the time period requirement under the Master Option Agreement and (iii) is limited to a particular Pool Property and the applicable Millrose party elects to terminate the option with respect to such Admitted Property as a result of such default, Lennar may elect to consummate a bulk purchase of the defaulted property without being required to enter into a bulk purchase with respect to any other Pool Property. This will resolve the default without triggering cross-termination rights for other properties, and any previously exercised cross-termination rights will be nullified.
Payment and Performance Guaranty
In connection with the Master Program Agreement, the Master Option Agreement, the Master Construction Agreement and any related project addenda, on the Spin-Off Date, Millrose and Lennar entered into a Payment and Performance Guaranty (the “Payment and Performance Guaranty”) in favor of Millrose and its affiliates, under which Lennar irrevocably and unconditionally guarantees (i) the full punctual payment when due of any payment obligations of any of Lennar’s divisions and subsidiaries to Millrose under the Master Program Agreement and the Master Option Agreement and (ii) the full and punctual payment and performance of the payment and construction obligations of any of Lennar’s divisions and subsidiaries to the Millrose parties under the Master Construction Agreement. The Payment and Performance Guaranty is a guaranty of payment, and with respect to the Master Construction Agreement of performance, and not merely a guaranty of collection or collectability.

Millrose Properties, Inc. 33 2026 Proxy Statement

The Payment and Performance Guaranty is continuing, unlimited, absolute and unconditional and survives the termination of the Master Program Agreement, the Master Option Agreement, the Master Construction Agreement and any related project addenda until (i) termination of any such documents pursuant to its terms due to Millrose’s default thereunder or (ii) Lennar’s obligations described above are fully and indefeasibly paid and performed.
Recognition, Subordination and Non-Disturbance Agreement
On the Spin-Off Date, Lennar and Millrose entered into the Recognition, Subordination and Non-Disturbance Agreement (the “Recognition Agreement”), pursuant to which Lennar subordinates its rights, title, claims and interests in, to and under the Master Option Agreement and Master Construction Agreement to the lien of promissory notes, mortgages and pledge and security agreements (collectively, the “Loan Documents”) entered into by Millrose Holdings and MPH Parent in favor of Millrose.
Pursuant to the Recognition Agreement, Millrose has agreed, if Millrose acquires any property or collateral pledged under the Loan Documents as a result of Millrose’s exercise of any remedies thereunder: (i) to perform its subsidiaries’ obligations under the Loan Documents; (ii) to take no action that would prevent or be inconsistent with Lennar’s exercise of its rights under the Recognition Agreement, the Master Option Agreement and Master Construction Agreement and (iii) if requested by Lennar, to (a) execute any documents that are to be signed by a note borrower, (b) release any mortgage or security interest under the pledge and security agreement with respect to any common areas of streets created or dedicated in connection with the development of the property and (c) subordinate any mortgage or security interest under the pledge and security agreement to any easement or declaration granted or created in connection with the development of the property.
Millrose has agreed to notify Lennar at least ten business days before commencing a foreclosure with respect to a mortgage or the pledge and to grant Lennar the right to purchase the Millrose subsidiary’s obligation to pay Millrose pursuant to the promissory note.
The Recognition Agreement will terminate upon (a) the full, final and indefeasible payment of all amounts due under the Loan Documents and (b) the satisfaction in full of all of Millrose parties’ obligations under the Master Option Agreement and Master Construction Agreement.
Rausch Letter Agreement
On February 10, 2025, Millrose completed its acquisition of land assets consisting of approximately 25,000 homesites through the acquisition of 100% of the outstanding stock of RCH Holdings, Inc. for approximately $859 million in cash, which is net of option deposits funded by Lennar and other holdbacks. The Company funded the transaction using cash on hand. In connection therewith, the Company entered into a letter agreement, dated as of February 6, 2025 (the “Rausch Letter Agreement”), with Lennar pursuant to which Lennar directed Millrose to, and Millrose agreed to, acquire such homesites, which were optioned to Lennar and are subject to the same representations and protections consistent with the assets transferred by Lennar to Millrose in the Spin-Off.
Policy for Approval of Related Party Transactions
Our Board has adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or a person whom we know to beneficially own more than 5% of our outstanding shares of common stock (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related person must report the proposed related party transaction to our General Counsel to determine whether the transaction or relationship does, in fact, constitute a related party transaction. Under the policy, the proposed related party

Millrose Properties, Inc. 34 2026 Proxy Statement

transaction will be reviewed and approved by the Audit Committee of our Board after full disclosure of the related person’s interest in the transaction and determination by our General Counsel that such transaction should be reviewed. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review and, in its discretion, may ratify the related party transaction. The policy will also permit the chairperson of the Audit Committee to review, and if deemed appropriate, approve, proposed related party transactions that arise in between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually. No member of the Audit Committee will be permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.
A related party transaction to be reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider relevant factors, including:
•	the related person’s interest in the related party transaction;
•	the approximate dollar amount involved in the related party transaction;
•	the approximate dollar amount of the related person’s interest in the related party transaction without regard to the amount of any profit or loss;
•	whether the related party transaction was or will be undertaken in the ordinary course of Millrose’s business;
•	the business reasons for, and the potential benefits to, Millrose to enter into the related party transaction;
•	whether the terms of the related party transaction are arm’s-length and in the ordinary course of Millrose’s business;
•	whether the related party transaction would impair the independence of an otherwise independent director;
•
whether the related party transaction would present an improper conflict of interest for any director or executive officer of Millrose (or any subsidiary of Millrose), taking into account the size and expected term of the related party transaction, the direct or indirect nature of the related person’s interest in the transaction, and the feasibility of recusal to minimize the conflict of interest; and

•	other facts and circumstances that bear on whether the relationship serves the best interests of Millrose and its stockholders.
Following the review, the Audit Committee will determine whether or not the transaction is fair, reasonable and consistent with the related party transaction policy, and whether the transaction should be approved or ratified.
The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of Millrose (including that the terms are fair and reasonably consistent with market terms). Related party transactions entered into, but not approved or ratified as required by the policy, will be subject to termination by Millrose.
The policy provides for standing pre-approval of certain transactions, including the Lennar Agreements, Management Agreement, and, in each case, any further transactions contemplated thereby.
The policy provides that, in the event there are any transactions that may involve or require any compensation of executive officers to be paid directly by Millrose (and not by KL or Kennedy Lewis, as would otherwise be the case under the Management Agreement), any such compensation shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Millrose Properties, Inc. 35 2026 Proxy Statement

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Deloitte & Touche LLP has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our auditor since February 7, 2025. We know of no direct financial or material indirect financial interest of Deloitte & Touche LLP in our company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on our consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the succeeding fiscal year.

VOTE
The Board unanimously recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Required Vote
The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the ratification of the appointment of Deloitte & Touche LLP. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

Millrose Properties, Inc. 36 2026 Proxy Statement

Fees
Set forth below is information relating to the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the years ended December 31, 2025 and 2024, respectively. Due to the timing of the Spin-Off, a majority of the services presented below for the year ended December 31, 2024 were approved by Lennar’s Audit Committee. After Millrose’s Audit Committee was constituted following the Spin-Off, it approved $600,000 of the fees presented below for the year ended December 31, 2024 and all fees presented below for the year ended December 31, 2025.

	Year ended December 31, 2025	Year ended December 31, 2024
Audit fees	$1,458,917	$2,848,565
Audit related fees	—	—
Tax fees	126,360	97,200
All other fees	—	—
Total	$1,585,277	$2,945,765

Deloitte & Touche LLP’s professional fees are classified as follows:
•
Audit fees – These are fees for professional services performed for the audit of our annual consolidated financial statements, the required review of quarterly financial statements, registration statements and other procedures performed by independent auditors in order for them to form an opinion on our combined financial statements.

•
Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.
Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
For the year ended December 31, 2025 and all future periods, the Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee also adopted a pre-approval policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairperson of the Audit Committee, or another specified member of the Audit Committee. The chairperson of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
For the year ended December 31, 2025, the Audit Committee pre-approved 100% of the audit fees, audit-related fees, taxes fees, and all other fees.

Millrose Properties, Inc. 37 2026 Proxy Statement

Audit Committee Report
As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and Deloitte & Touche LLP, our independent registered public accounting firm, our consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2025. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. GAAP, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by our independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by Deloitte & Touche LLP in order to assure that the provision of such services does not impair the firm’s independence.
Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members to pre-approve audit-related, tax or other services. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has reviewed the audit fees paid by us to Deloitte & Touche LLP. It has also reviewed non-audit services and fees to assure compliance with our and the Audit Committee’s policies restricting Deloitte & Touche LLP from performing services that might impair its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements as of and for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also recommended the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Audit Committee Members:
Patrick Bartels, Chairperson
Kathleen Lynch
Carlos Migoya
The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Millrose Properties, Inc. 38 2026 Proxy Statement

Submission of Stockholder Proposals
Any stockholder proposal to be considered by us for inclusion in the Company’s proxy statement and form of proxy card for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received by the Secretary at the Company’s principal executive offices located at Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131, Attention: Secretary, no later than December 4, 2026 (120 calendar days prior to the first anniversary of the date this proxy statement was first released to our stockholders).
In addition, any stockholder desiring to present a proposal, including a director nomination or other business, at our 2027 annual meeting of stockholders must give advance written notice thereof containing the information required by our Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act, to our principal executive offices located at Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131, Attention: Secretary, no earlier than December 4, 2026 and no later than 5:00 p.m. Eastern Time on January 3, 2027; provided, however, that if the date of the 2027 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 120th day prior to the date of the 2027 annual meeting of stockholders and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to the date of the 2027 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2027 annual meeting of stockholders in May 2027. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.
In addition to satisfying the foregoing requirements under our Bylaws and complying with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2027.

Millrose Properties, Inc. 39 2026 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address and same last name by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduced printing and delivery costs for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
If you hold your shares beneficially in street name, once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or you submit contrary instructions to your broker. Stockholders who participate in householding will continue to receive a separate notice or, if they request paper copies, a separate proxy card, and will remain entitled to vote their individual shares separately.
Stockholders of record who no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials should so notify us by directing written requests to: Millrose Properties, Inc., 600 Brickell Avenue, Suite 1400, Miami, Florida 33131, Attn: Secretary or by contacting our investor relations team at info@millroseproperties.com.

Millrose Properties, Inc. 40 2026 Proxy Statement

Delivery of Materials
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2025 Annual Report to Stockholders, by providing access to these documents on the internet. Accordingly, on or about April 2, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of common stock. The Notice provides instructions for accessing our proxy materials on the internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.
The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. In addition, certain stockholders of record of our common stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about April 2, 2026.

Millrose Properties, Inc. 41 2026 Proxy Statement

Other Matters to Come before the Meeting
Our Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.
PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Millrose Properties, Inc. 42 2026 Proxy Statement

MILLROSE
PROPERTIES

MILLROSE PROPERTIES, INC.
600 BRICKELL AVE. SUITE 1400
MIAMI, FL 33131

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83043-P44984 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MILLROSE PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Carlos A. Migoya (Chair)	☐	☐	☐
1b. Patrick J. Bartels	☐	☐	☐
1c. Kathleen B. Lynch	☐	☐	☐
1d. Matthew B. Gorson	☐	☐	☐
1e. M. Alison Mincey	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as the Company's registered independent public accounting firm for the year ending December 31, 2026.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matter as may properly come before the Annual Meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V83044-P44984

MILLROSE PROPERTIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2026 8:30 AM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Darren L. Richman and Rachel Presa, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MILLROSE PROPERTIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. EDT, on May 18, 2026, at 600 Brickell Ave., Conference Center, Miami, Florida 33131, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side